EXHIBIT 2.3

                      AGREEMENT AND PLAN OF REORGANIZATION

                                  BY AND AMONG

                                  PALEX, INC.,
                             SONOMA PACIFIC COMPANY,
                            SALINAS PACIFIC COMPANY,
                        THE EKEDAHL 1981 REVOCABLE TRUST,
                        THE GIBSON 1982 REVOCABLE TRUST,
                               ROBERT D. EKEDAHL,
                                       AND
                                 GREGG C. GIBSON

                           DATED AS OF AUGUST 1, 1997
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                                TABLE OF CONTENTS

                                    ARTICLE I

                                   DEFINITIONS

      1.1.  Definitions......................................................2
      1.2.  Interpretation...................................................4

                                  ARTICLE II
                   THE MERGER AND THE SURVIVING CORPORATION

      2.1.  The Merger.......................................................5
      2.2.  Effective Time of the Merger.....................................5
      2.3.  Articles of Incorporation, By-laws and Board of Directors of
            Surviving Corporation............................................5

                                 ARTICLE III
                             CONVERSION OF SHARES

      3.1.  Conversion of Company Shares.....................................6
      3.2.  Exchange of Certificates.........................................6
      3.3.  Closing..........................................................6

                                  ARTICLE IV
              REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS

      4.1.  Due Organization and Qualification...............................7
      4.2.  Authorization; Non-Contravention; Approvals......................7
      4.3.  Capitalization...................................................9
      4.4.  Pooling-of-Interests Accounting..................................9
      4.5.  Subsidiaries....................................................10
      4.6.  Liabilities and Obligations.....................................10
      4.7.  Accounts and Notes Receivable...................................10
      4.8.  Assets..........................................................10
      4.9.  Contracts.......................................................10
     4.10.  Permits.........................................................11
     4.11.  Environmental Matters...........................................12
     4.12.  Labor and Employee Relations....................................12
     4.13.  Employee Benefit Plans..........................................12
     4.14.  Litigation and Compliance with Law..............................13
     4.15.  Taxes...........................................................13
     4.16.  Accounts with Banks and Brokerages; Powers of Attorney..........14
     4.17.  Absence of Certain Business Practices...........................15
     4.18.  Competing Lines of Business; Related-Party Transactions.........15
     4.19.  Disclosure......................................................15

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                                  ARTICLE V
                   REPRESENTATIONS AND WARRANTIES OF PALEX

      5.1.  Organization....................................................16
      5.2.  Authorization; Non-Contravention; Approvals.....................16
      5.3.  PalEx Common Stock..............................................18
      5.4.  SEC Filings; Disclosure.........................................18
      5.5.  Registration Statement..........................................18
      5.6.  Tax Reorganization Representations..............................18
      5.7.  Disclosure......................................................19

                                  ARTICLE VI
                              CERTAIN COVENANTS

      6.1.  Release From Guarantees.........................................20
      6.2.  Future Cooperation; Tax Matters.................................20
      6.3.  Expenses........................................................20
      6.4.  Legal Opinion...................................................21
      6.5.  Distribution of Taxes on Company Earnings.......................21

                                 ARTICLE VII

                               INDEMNIFICATION

      7.1.  General Indemnification by the Stockholders.....................22
      7.2.  Indemnification by PalEx........................................22
      7.3.  Third Person Claims.............................................23
      7.4.  Limitation Upon Indemnity.......................................24

                                 ARTICLE VIII
                             POOLING-OF-INTERESTS

                    ACCOUNTING AND INTENDED TAX TREATMENT

      8.1.  Execution of Documents Necessary for Pooling Treatment..........24
      8.2.  Restrictions on Resale..........................................25
      8.3.  Tax-Free Reorganization.........................................25

                                  ARTICLE IX

             FEDERAL SECURITIES ACT AND CONTRACTUAL RESTRICTIONS
                            ON PALEX COMMON STOCK

      9.1.  Compliance with Law.............................................26
      9.2.  Economic Risk; Sophistication...................................26
      9.3.  Rule 144 Affiliates.............................................27
      9.4.  Rule 144 Reporting..............................................27
      9.5.  Consent to Sell Registered Shares Under Prospectus..............27

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                                    ARTICLE X

                                  MISCELLANEOUS

      10.1.  Successors and Assigns.........................................28
      10.2.  Entire Agreement...............................................28
      10.3.  Counterparts...................................................28
      10.4.  Brokers and Agents.............................................29
      10.5.  Notices........................................................29
      10.6.  Survival of Representations and Warranties.....................30
      10.7.  Exercise of Rights and Remedies................................30
      10.8.  Time of Essence................................................30
      10.9.  Reformation and Severability...................................30

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                     AGREEMENT AND PLAN OF REORGANIZATION

      THIS AGREEMENT AND PLAN OF REORGANIZATION (this "AGREEMENT") is made as of the 1st day of August 1997, by and among PalEx, Inc., a Delaware corporation ("PALEX"), Sonoma Pacific Company, a California corporation that contemporaneous with the Closing is becoming a wholly-owned subsidiary of PalEx ("SONOMA PACIFIC") , Salinas Pacific Company, a California corporation (the "COMPANY"), and the Ekedahl 1981 Revocable Trust and the Gibson 1982 Revocable Trust (collectively, the "STOCKHOLDERS"), who are the Company's only stockholders, Robert D. Ekedahl and Gregg C. Gibson (collectively, the "PRINCIPALS"), who are affiliates of the Stockholders and are the principal officers of the Company.

      WHEREAS, the respective Boards of Directors of Sonoma Pacific and the Company (collectively referred to as "CONSTITUENT CORPORATIONS") deem it advisable and in the best interests of the Constituent Corporations and their respective stockholders that the Company merge with and into Sonoma Pacific; and

      WHEREAS, the Boards of Directors of the Constituent Corporations have approved and adopted this Agreement as a plan of reorganization within the provisions of Section 368 of the Internal Revenue Code of 1986, as amended (the "CODE"); and

      WHEREAS, the stockholders of the Constituent Corporations have approved the Merger in accordance with the CCC; and

      WHEREAS, the Principals will directly or indirectly benefit from the consummation of the transactions contemplated by this Agreement, including the Merger;

      NOW, THEREFORE, in consideration of the premises and of the mutual agreements, representations, warranties, provisions and covenants contained herein, the parties hereto, intending to be legally bound, agree as follows:

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                                    ARTICLE I

                                   DEFINITIONS

            1.1. DEFINITIONS. Capitalized terms used in this Agreement shall have the following meanings:

      "AGREEMENT" has the meaning set forth in the first paragraph of this Agreement.

      "CCC" has the meaning set forth in SECTION 2.1.

      "CLOSING" has the meaning set forth in SECTION 3.3.

      "CLOSING DATE" has the meaning set forth in SECTION 3.3.

      "CODE" has the meaning set forth in the third paragraph of this Agreement.

      "COMPANY" has the meaning set forth in the first paragraph of this Agreement.

      "COMPANY STOCK" has the meaning set forth in SECTION 3.1.

      "CONSTITUENT CORPORATIONS" has the meaning set forth in the second paragraph of this Agreement.

      "EFFECTIVE TIME" has the meaning set forth in SECTION 2.2.

      "ENCUMBRANCES" means all liens, encumbrances, mortgages, pledges, security interests, conditional sales agreements, charges, options, rights of first refusal, reservations, restrictions or other encumbrances or defects in title.

      "EMPLOYEE PENSION BENEFIT PLAN" has the meaning set forth in SECTION 4.13.

      "ENVIRONMENTAL LAWS" means any Law or agreement with any Governmental Authority relating to (a) the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource) or to human health or safety or (b) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of any substance, in each case as amended and as in effect on the Closing Date. The term "ENVIRONMENTAL LAW" includes, without limitation, (i) the Federal Comprehensive Environmental Response Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act, the Federal Water Pollution Control Act of 1972,

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the Federal Clean Air Act, the Federal Clean Water Act, the Federal Resource
Conservation and Recovery Act of 1976 (including the Hazardous and Solid Waste Amendments thereto), the Federal Solid Waste Disposal and the Federal Toxic Substances Control Act, the Federal Insecticide Fungicide and Rodenticide Act, the Federal Occupational Safety and Health Act of 1970, each as amended and as in effect on the Closing Date, and (ii) any common law or equitable doctrine (including, without limitation, injunctive relief and tort doctrines such as negligence, nuisance, trespass and strict liability) that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of, effects of or exposure to any substance.

      "ERISA" has the meaning set forth in SECTION 4.13.

      "EXPIRATION DATE" has the meaning set forth in SECTION 10.6.

      "GOVERNMENTAL AUTHORITY" means any federal, state, local or foreign government, political subdivision or governmental or regulatory authority, agency, board, bureau, commission, instrumentality or court or quasi-governmental authority.

      "HAZARDOUS SUBSTANCES" means any substance presently or hereafter listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, under any Environmental Law. The term "HAZARDOUS SUBSTANCES" includes, without limitation, any substance to which exposure is regulated by any Governmental Authority or any Environmental Law including, without limitation, any toxic waste, pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, special waste, industrial substance or petroleum or any derivative or by- product thereof, radon, radioactive material, asbestos or asbestos containing material, urea formaldehyde foam insulation, lead or polychlorinated biphenyls.

      "H-S-R" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

      "INDEMNIFIED PARTY" has the meaning set forth in SECTION 7.3.

      "INDEMNIFYING PARTY" has the meaning set forth in SECTION 7.3.

      "INTERIM TAX PERIOD" has the meaning set forth in SECTION 6.4.

      "LAW" or "LAWS" means any and all federal, state, local or foreign statutes, laws, ordinances, proclamations, code, regulations, licenses, permits, authorizations, approvals, consents, legal doctrine, published requirements, orders, decrees, judgments, injunctions and rules of any

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Governmental Authority, including, without limitation, those covering environmental, Tax, energy, safety, health, transportation, bribery, recordkeeping, zoning, discrimination, antitrust and wage and hour matters, in each case as amended and in effect from time to time.

      "MERGER" has the meaning set forth in SECTION 2.1.

      "MERGER FILINGS" has the meaning set forth in SECTION 2.2.

      "1934 ACT" has the meaning set forth in SECTION 5.4.

      "1933 ACT" has the meaning set forth in SECTION 5.4.

      "OPINION NO. 16" has the meaning set forth in SECTION 4.4.

      "PALEX" has the meaning set forth in the first paragraph of this Agreement.

      "PALEX COMMON STOCK" has the meaning set forth in SECTION 3.1.

      "PERMITTED ENCUMBRANCES" means obligations under operating and capital leases described on SCHEDULE 4.9.

      "PRINCIPALS" has the meaning set forth in the first paragraph of this Agreement.

      "REGISTERED SHARES" has the meaning set forth in SECTION 5.5.

      "REGISTRATION STATEMENT" has the meaning set forth in SECTION 5.5.

      "RESTRICTED SHARES" has the meaning set forth in SECTION 9.1.

      "RULE 144" has the meaning set forth in SECTION 9.2, 9.3.

      "SEC" has the meaning set forth in SECTION 5.4.

      "SONOMA PACIFIC" has the meaning set forth in the first paragraph of this Agreement.

      "STOCKHOLDERS" has the meaning set forth in the first paragraph of this Agreement.

      "SURVIVING CORPORATION"has the meaning set forth in SECTION 2.1.

      "TAXES" has the meaning set forth in SECTION 4.15.

      "THIRD PERSON" has the meaning set forth in SECTION 7.3.

            1.2. INTERPRETATION. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

            (a) the terms defined in SECTION 1.1 and elsewhere in this Agreement include the plural as well as the singular;

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            (b) all accounting terms not otherwise defined herein have the meanings ascribed to them in accordance with GAAP; and

            (c) the words "herein," "hereof," and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision.

                                  ARTICLE II
                   THE MERGER AND THE SURVIVING CORPORATION

            2.1. THE MERGER. Upon the terms and subject to the conditions of this Agreement, at the Effective Time in accordance with the California Corporations Code ("CCC"), the Company shall be merged with and into Sonoma Pacific (the "MERGER") and the separate existence of the Company shall thereupon cease. Sonoma Pacific shall be the surviving corporation in the Merger (hereinafter sometimes referred to as the "SURVIVING CORPORATION").

            2.2. EFFECTIVE TIME OF THE MERGER. The Merger shall become effective at such time (the "EFFECTIVE TIME") as certificates of merger, in a form mutually acceptable to PalEx and the Company, are filed with the Secretary of State of California (the "MERGER FILING"). The Merger Filing shall be made simultaneously with or as soon as practicable after the execution of this Agreement and the Closing.

            2.3. ARTICLES OF INCORPORATION, BY-LAWS AND BOARD OF DIRECTORS OF SURVIVING CORPORATION. As a result of the Merger and at the Effective Time,

            (a) the Articles of Incorporation of Sonoma Pacific in effect immediately prior to the Effective Time shall become the Articles of Incorporation of the Surviving Corporation, and thereafter may be amended in accordance with their terms and as provided in the CCC;

            (b) the By-laws of Sonoma Pacific in effect immediately prior to the Effective Time shall become the By-laws of the Surviving Corporation, and thereafter may be

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      amended in accordance with their terms and as provided by the Articles of
      Incorporation of the Surviving Corporation and the CCC; and

            (c) the Board of Directors of Sonoma Pacific as constituted immediately prior to the Effective Time shall be the Board of Directors of the Surviving Corporation.

                                 ARTICLE III
                             CONVERSION OF SHARES

            3.1. CONVERSION OF COMPANY SHARES. At the Effective Time, by virtue of the Merger and without any action on the part of any holder of any capital stock of the Company, each share of common stock, no par value, of the Company issued and outstanding as of the Effective Time (the "COMPANY STOCK") shall be converted into the right to receive, and become exchangeable for, its pro rata interest in the aggregate consideration payable to all holders of Company Stock, which aggregate consideration shall consist of 20,835 shares of common stock, par value $.01 per share, of PalEx ("PALEX COMMON STOCK") and shall be exchangeable for all the Company Stock at the Effective Time.

            3.2. EXCHANGE OF CERTIFICATES. At the Closing, (a) the Stockholders shall furnish to PalEx the certificates representing the Company Stock, duly endorsed in blank by the Stockholders or accompanied by blank stock powers; and
(b) PalEx shall deliver to the Stockholders certificates representing the PalEx Common Stock in accordance with SECTIONS 3.1, 8.2 and 9.1. The Stockholders agree promptly to cure any deficiencies with respect to the endorsement of the certificates or other documents of conveyance with respect to the Company Stock or with respect to the stock powers accompanying the Company Stock.

            3.3. CLOSING. The consummation of the Merger and exchange of shares described in SECTION 3.2 hereof and the other transactions contemplated by this Agreement (the "CLOSING") shall take place at the offices of PalEx, 3555 Timmons Lane, Suite 610, Houston, Texas, concurrently with the execution of this Agreement or at such other time and date as PalEx, the

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Company and the Stockholders may mutually agree, which date shall be referred to as the "CLOSING DATE."

                                  ARTICLE IV
              REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS

      The Stockholders and the Principals jointly and severally represent and warrant to PalEx as follows:

            4.1. DUE ORGANIZATION AND QUALIFICATION. The Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of California and is duly authorized and qualified to do business under all applicable Laws and to carry on its businesses in the places and in the manner as now conducted except where the failure to be so authorized or qualified would not, when taken together with all such other failures, have a material adverse effect on the business, operations, properties, assets, condition (financial or other) or results of operations of the Company. The Company has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is currently being conducted. The Company does not conduct any business other than in Monterrey County, California, where the Company is authorized or qualified to do business. True, complete and correct copies of the Articles of Incorporation and By-laws, each as amended, of the Company are attached hereto as SCHEDULE
4.1. All the stock records and minute books of the Company have been made available to PalEx and are correct and complete.

            4.2.  AUTHORIZATION; NON-CONTRAVENTION; APPROVALS.
            (a) The Company has the requisite corporate power and authority to enter into this Agreement and to effect the Merger. Each Stockholder and Principal has the full legal right, power and authority to enter into this Agreement. The execution, delivery and performance of this Agreement have been approved by the board of directors of the Company and by the Stockholders. No additional corporate proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement and the

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      consummation by the Company of the transactions contemplated hereby. This
      Agreement has been duly and validly executed and delivered by the Company, the Stockholders and the Principals, and, assuming the due authorization, execution and delivery hereof by PalEx and Sonoma Pacific, constitutes a valid and binding agreement of the Company, the Stockholders and the Principals, enforceable against each of them in accordance with its terms, subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting or relating to the enforcement of creditors' rights generally and (ii) such principles of equity as may effect the availability of equitable remedies.

            (b) The execution and delivery of this Agreement by the Company do not, and the consummation by the Company of the transactions contemplated hereby will not, violate or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any Encumbrance upon any of the properties or assets of the Company or any of its subsidiaries under any of the terms, conditions or provisions of, (i) the Articles of Incorporation or By-laws of the Company, (ii) any Laws applicable to the Company or any of its properties or assets, or (iii) except as set forth on SCHEDULE 4.2, any agreement, note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, lease or other instrument, obligation or agreement of any kind to which the Company is now a party or by which the Company or any of its properties or assets may be bound or affected.

            (c) Except for the Merger Filings, no declaration, filing or registration with, or notice to, or authorization, consent or approval of, any Governmental Authority or third party is necessary for the execution and delivery of this Agreement by the Company, the Stockholders or the Principals or the consummation by the Company, the Stockholders or the Principals of the transactions contemplated hereby. Except as set forth on
      SCHEDULE 4.2, none of the customer contracts or other material agreements to which the Company is a party requires notice to, or the consent or approval of, any Governmental Authority or other third

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      party to any of the transactions contemplated hereby to remain in full force and effect following such transactions.

            4.3. CAPITALIZATION. The authorized capital stock of the Company consists solely of 100,000 shares of common stock, no par value, of which 1,000 shares are issued and outstanding and represent the Company Stock. All of the issued and outstanding shares of the Company Stock are owned beneficially and of record by the Stockholders as set forth on SCHEDULE 4.3. All of the issued and outstanding shares of the Company Stock have been duly authorized and validly issued, are fully paid and nonassessable, and were offered, issued, sold and delivered by the Company in compliance with all applicable Laws concerning the issuance of securities. None of such shares were issued in violation of the preemptive rights of any past or present stockholder. The exchange of the Company Stock for PalEx Common Stock pursuant to the Merger will transfer to PalEx good and marketable title in the shares of the Company Stock owned by the Stockholders, free and clear of all Encumbrances except for those created by PalEx. There are no subscription, option, warrant, call, convertible or exchangeable security, other conversion right or commitment of any kind exists which obligates the Company to issue any of its capital stock or the Stockholders to transfer any of the Company Stock.

            4.4. POOLING-OF-INTERESTS ACCOUNTING. The Company has never been a subsidiary or division of another corporation or a part of an acquisition which was later rescinded and, within the past two years, there has not been any sale or spin-off of a significant amount of assets of the Company or any affiliate of the Company other than in the ordinary course of business. The Company owns no capital stock of PalEx. The Company has not acquired any of its capital stock during the past two years. The Company has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of the Company Stock or any interest therein or to pay any dividend or make any distribution in respect thereof. Neither the voting stock structure of the Company nor the relative ownership of shares among any of the Company's stockholders has been altered or changed within the last two years in contemplation of the Merger. None of the shares of Company Stock was issued pursuant to awards, grants or bonuses. To the Stockholders' and the Principals' knowledge, after due inquiry, there has been no transaction or action taken with respect to the equity

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ownership of the Company in contemplation of the Merger that would prevent PalEx from accounting for the Merger under the pooling-of-interests method of accounting in accordance with Opinion No. 16 of the Accounting Principles Board ("OPINION NO. 16").

            4.5. SUBSIDIARIES. The Company does not presently own, of record or beneficially, or control, directly or indirectly, any capital stock, securities convertible into or exchangeable for capital stock or any other equity interest in any corporation, association or other business entity. The Company is not, directly or indirectly, a participant in any joint venture, partnership or other noncorporate entity.

            4.6. LIABILITIES AND OBLIGATIONS. Except as set forth in SCHEDULE 4.6, the Company does not have any liabilities or obligations (whether absolute, accrued, contingent or otherwise) of any nature.

            4.7. ACCOUNTS AND NOTES RECEIVABLE. SCHEDULE 4.7 sets forth an accurate list of the accounts and notes receivable of the Company. Such accounts and notes are collectible in the amount shown on SCHEDULE 4.7.

            4.8.  ASSETS.

            (a) The Company's assets consists only of that certain real property at 261 Rianda Street, Salinas, California as more fully described in the Preliminary Report of Old Republic Title Company to PalEx, Order No. 187533-T, cash of at least $4,574 and the other assets set forth on
      SCHEDULE 4.8. The tangible assets set forth on SCHEDULE 4.8 are in good working order and condition, ordinary wear and tear excepted, and have been maintained in accordance with standard industry practices.

            (b) The Company has good and indefeasible title to its assets, subject to no Encumbrances, except for (i) Encumbrances reflected on
      SCHEDULE 4.8, (ii) Permitted Encumbrances, and (iii) such other Encumbrances that, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on the business, operations, properties, assets, condition (financial or other), or results of operations of the Company.

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            4.9. CONTRACTS. Except as set forth on SCHEDULE 4.9, the Company is not a party to, and its assets are not bound by, any contract, commitment or agreement, including, but not limited to, contracts with customers, contracts with any labor organizations, leases, loan agreements, pledge and security agreements, indemnity or guaranty agreements, bonds, notes, mortgages, joint venture or partnership agreements, options to purchase real or personal property, and agreements relating to the purchase or sale by the Company of assets or securities. SCHEDULE 4.9 contains true, complete and correct copies of all such agreements. The Company has complied with all material commitments and obligations pertaining to it under such agreements and is not in default under any such agreements, no notice of default has been received by the Company and the Stockholders are aware of no basis therefor.

            4.10. PERMITS. SCHEDULE 4.10 contains an accurate list, summary description and copies of all licenses, franchises, permits, transportation authorities and other governmental authorizations and intangible assets held by the Company that are material to the conduct of its business including, without limitation, permits, licenses and operating authorizations, titles (including motor vehicle titles and current registrations), fuel permits, franchises, certificates, trademarks, trade names, patents, patent applications and copyrights owned or held by the Company. The licenses, operating authorizations, franchises, permits and other governmental authorizations listed on SCHEDULE
4.10 are valid, and the Company has not received any notice that any Governmental Authority intends to cancel, terminate or not renew any such license, operating authorization, franchise, permit or other governmental authorization. The Company has conducted and is conducting its business in substantial compliance with the requirements, standards, criteria and conditions set forth in its licenses, operating authorizations, franchises, permits and other governmental authorizations as well as the applicable orders, approvals and variances related thereto, and is not in violation of any of the foregoing except for any violations that would not have a material and adverse effect on the business, operations, properties, assets, condition (financial or otherwise), or results of operations of the Company. The transactions contemplated by this Agreement will not result in a default under or a breach or violation of, or adversely affect the rights

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and benefits afforded to the Company by, any such material licenses, operating authorizations, franchises, permits and other government authorizations.

            4.11. ENVIRONMENTAL MATTERS. Except as set forth on SCHEDULE 4.11,
(a) the Company has complied with and is in compliance with all Environmental Laws, including, without limitation, Environmental Laws relating to air, water, land and the generation, storage, use, handling, transportation, treatment or disposal of Hazardous Substances; (b) the Company has obtained and complied with all necessary permits and other approvals necessary to treat, transport, store, dispose of and otherwise handle Hazardous Substances and has reported, to the extent required by all Environmental Laws, all past and present sites owned and operated by the Company where Hazardous Substances have been treated, stored, disposed of or otherwise handled; (c) there have been no "releases" or threats of "releases" (as defined in any Environmental Laws) at, from, in or on any property owned or operated by the Company except as permitted by Environmental Laws; (d) there is no on-site or off-site location to which the Company has transported or disposed of Hazardous Substances or arranged for the transportation or disposal Hazardous Substances which is the subject of any federal, state, local or foreign enforcement action or any other investigation which could lead to any claim against the Company, PalEx or Sonoma Pacific for any clean-up cost, remedial work, damage to natural resources or personal injury, including, but not limited to, any claim under (i) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (ii) the Resource Conservation and Recovery Act, (iii) the Hazardous Materials Transportation Act or (iv) comparable state and local statutes and regulations; and (e) the Company has no known contingent liability in connection with any release of any Hazardous Substance into the environment.

            4.12. LABOR AND EMPLOYEE RELATIONS. The Company does not employ, and has not employed, any employees

            4.13. EMPLOYEE BENEFIT PLANS.

            (a) The Company does not sponsor, maintain or contribute to, and has not sponsored, maintained or contributed to, any plan, program, fund or arrangement that constitutes an "employee pension benefit plan," nor does the Company have any obligation

Salinas MerPool Agmt.01
073097;1705
      to contribute to or accrue or pay any benefits under any deferred compensation or retirement funding arrangement on behalf of any employee or employees (such as, for example, and without limitation, any individual retirement account or annuity, retiree medical benefits or "excess benefit plan" (within the meaning of Section 3(36) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or any non-qualified deferred compensation arrangement). For the purposes of this Agreement, the term "EMPLOYEE PENSION BENEFIT PLAN" shall have the same meaning given that term in Section 3(2) of ERISA. The Company is not required to contribute to any retirement plan pursuant to the provisions of any collective bargaining agreement or otherwise.

            (b) The Company is not now, nor will it become as a result of its past activities, liable to the Pension Benefit Guaranty Corporation or to any multi-employer employee pension benefit plan under the provisions of Title IV of ERISA.

            4.14. LITIGATION AND COMPLIANCE WITH LAW. Except as set forth in
SCHEDULE 4.14, there are no claims, actions, suits or proceedings, pending or threatened against or affecting the Company, at law or in equity, or before or by any Governmental Authority having jurisdiction over the Company. No notice of any claim, action, suit or proceeding, whether pending or threatened, has been received by the Company and there is no basis therefor. The Company has conducted since its formation and does conduct its business in compliance with all Laws applicable to the Company or its assets, except where noncompliance could not reasonably be expected, alone or in the aggregate, to have a material adverse effect on the business, operations, properties, assets, condition (financial or other), or results of operations of the Company.

            4.15. TAXES.

            (a) For purposes of this Agreement, the term "TAXES" shall mean all taxes, charges, fees, levies or other assessments including, without limitation, income, gross receipts, excise, property, sales, withholding, social security, unemployment, occupation, use, service, service use, license, payroll, franchise, transfer and recording taxes, fees and charges, imposed by the United States or any state, local or foreign government or subdivision or agency thereof, whether computed on a separate, consolidated, unitary,

Salinas MerPool Agmt.01
073097;1705
      combined or any other basis; and such term shall include any interest, fines, penalties or additional amounts attributable to or imposed with respect to any such taxes, charges, fees, levies or other assessments. The Company has timely filed all requisite federal, state, local and other tax returns for all fiscal periods ended on or before the Effective Time, and has duly paid in full all Taxes for all periods ending at or prior to the Closing Date. The Company has duly withheld and paid or remitted all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or other person or entity that required withholding under any applicable Law, including, without limitation, any amounts required to be withheld or collected with respect to social security, unemployment compensation, sales or use taxes or workers' compensation. There are no examinations in progress or claims against the Company for any period or periods prior to the date hereof and no notice of any claim for Taxes, whether pend ing or threatened, has been received. The Company has not granted or been requested to grant any extension of the limitation period applicable to any claim for Taxes or assessments with respect to Taxes. The Company is not a party to any Tax allocation or sharing agreement and is not otherwise liable or obligated to indemnify any person or entity with respect to any Taxes. Copies of (i) any tax examinations, (ii) extensions of statutory limitations and (iii) the federal, state and local Tax returns of the Company for the last three fiscal years have been provided to PalEx. There are no requests for ruling in respect of any Tax pending between the Company and any Taxing authority. The Company made an election to be taxed under the provisions of Subchapter S of the Code on ___________, and has not since the year ended ___________ been taxed under the provisions of Subchapter C of the Code. The Company currently utilizes the accrual method of accounting for income tax purposes. Such method of accounting has not changed in the past five years.

            (b) There are no accounting method changes or proposed accounting method changes by the Company that could give rise to an adjustment under
      Section 481 of the Code with respect to the period after the Closing Date.

Salinas MerPool Agmt.01
073097;1705

            4.16. ACCOUNTS WITH BANKS AND BROKERAGES; POWERS OF ATTORNEY.
SCHEDULE 4.16 sets forth an accurate schedule, as of the date of this Agreement, of (a) the name of each financial institution or brokerage firm in which the Company has accounts or safe deposit boxes; (b) the names in which the accounts or boxes are held; (c) the type of account and the cash, cash equivalents and securities held in such account as of the second business day prior to the Closing, none of which assets have been withdrawn from such accounts since such date except for bona fide business purposes in the ordinary course of the business of the Company; and (d) the name of each person authorized to draw thereon or have access thereto. SCHEDULE 4.16 also sets forth the name of each person, corporation, firm or other entity holding a general or special power of attorney from the Company and a description of the terms thereof.

            4.17. ABSENCE OF CERTAIN BUSINESS PRACTICES. Neither the Company nor any of its affiliates has given or offered to give anything of value to any governmental official, political party or candidate for government office nor has it otherwise taken any action which would constitute a violation of the Foreign Corrupt Practices Act of 1977, as amended, or any similar Law.

            4.18. COMPETING LINES OF BUSINESS; RELATED-PARTY TRANSACTIONS. Except for the Stockholders' ownership interests in Sonoma Pacific prior to the date hereof, neither the Stockholders nor any other affiliate of the Company owns, directly or indirectly, any interest in, or is an officer, director, employee or consultant of or otherwise receives remuneration from, any business which is a competitor, lessor, lessee, customer or supplier of the Company. Except for the Stockholders' ownership interests in Sonoma Pacific prior to the date hereof, no officer, director or Stockholder of the Company has any interest in any property, real or personal, tangible or intangible, used in or pertaining to the Company's business.

            4.19. DISCLOSURE. The Stockholders have fully provided PalEx or its representatives with all the information that PalEx has requested in analyzing whether to consummate the Merger. None of the information so provided nor any representation or warranty of the Stockholders contained in this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. There is no fact known to the

Salinas MerPool Agmt.01
073097;1705

Stockholders which has specific application to the Company (other than general economic or industry conditions) and which materially adversely affects or, so far as the Stockholders can reasonably foresee, materially threatens, the assets, business, condition (financial or otherwise), or results of the Company which has not been described in this Agreement or the Schedules hereto or otherwise disclosed in writing to PalEx. It is understood by the parties hereto that any estimates, projections or other predictions that may have been provided to PalEx are not and shall not be deemed to be representations or warranties of the Stockholders, but shall be deemed to be good faith estimates and assumptions of the Stockholders, which are intended to be reasonable at the time made concerning the most likely course of the Company and its business. Notwithstanding the foregoing or anything to the contrary contained herein, nothing in this Agreement shall be deemed or construed to imply that the Company, the Stockholders or the Principals has provided PalEx with any projections or other predictions regarding the Company or its business on which PalEx has relied, and PalEx and Sonoma Pacific expressly waive any right to make any claim based on any such projections or predictions.

                                  ARTICLE V
                   REPRESENTATIONS AND WARRANTIES OF PALEX

      PalEx represents and warrants to the Stockholders as follows:

            5.1. ORGANIZATION. PalEx is duly organized, validly existing and in good standing under the Laws of the state of its incorporation, and is duly authorized and qualified under all applicable Laws to carry on its business in the places and in the manner now conducted except where the failure to be so authorized or qualified would not, when taken together with all such other failures, have a material adverse effect on the business, operations, properties, assets, condition (financial or other) or results of operations of PalEx.

            5.2.  AUTHORIZATION; NON-CONTRAVENTION; APPROVALS.

            (a) PalEx has the full legal right, power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement have been approved by the boards of directors

Salinas MerPool Agmt.01
073097;1705
      of PalEx and Sonoma Pacific and by the sole stockholder of Sonoma Pacific. No additional corporate proceedings on the part of PalEx are necessary to authorize the execution and delivery of this Agreement and the consummation by PalEx of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by PalEx and Sonoma Pacific, and, assuming the due authorization, execution and delivery by the Company, the Stockholders and the Principals, constitutes a valid and binding agreement of PalEx, enforceable against PalEx in accordance with its terms, subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting or relating to the enforcement of creditors' rights generally and (ii) such principles of equity as may effect the availability of equitable remedies.

            (b) The execution and delivery of this Agreement by PalEx does not, and the consummation by PalEx of the transactions contemplated hereby will not, violate or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any Encumbrance upon any of the properties or assets of PalEx or any of its subsidiaries (other than Sonoma Pacific) under any of the terms, conditions or provisions of (i) the Certificate of Incorporation or By-Laws of, (ii) any Law applicable to either PalEx or any of its properties or assets (other than Sonoma Pacific) or (iii) any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which PalEx is now a party or by which PalEx or any of its properties or assets (other than Sonoma Pacific) may be bound or affected, excluding from the foregoing clauses (ii) and (iii) such violations, conflicts, breaches, defaults, terminations, accelerations or creations of Encumbrances that would not, in the aggregate, have a material adverse effect on the business, operations, properties, assets, condition (financial or other), or results of operations of PalEx.

            (c) Except for the Merger Filings, such filings as may be required under federal or state securities Laws or Laws applicable only to Sonoma Pacific and as required under H-

      S-R, no declaration, filing or registration with, or notice to, or authorization, consent or approval of, any Governmental Authority is necessary for the execution and delivery of this Agreement by PalEx or the consummation by PalEx of the transactions contemplated hereby, other than such declarations, filings, registrations, notices, authorizations, consents or approvals which, if not made or obtained, as the case may be, would not, in the aggregate, have a material adverse effect on the business, operations, properties, assets, condition (financial or other), or results of operations of PalEx.

            5.3. PALEX COMMON STOCK. The shares of PalEx Common Stock to be issued to the Stockholders pursuant to the Merger, when issued in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable. The issuance of PalEx Common Stock pursuant to the Merger will transfer to the Stockholders valid title to such shares of PalEx Common Stock, free and clear of all Encumbrances except as contemplated in this Agreement and for any Encumbrances created by the Stockholders.

            5.4. SEC FILINGS; DISCLOSURE. PalEx has filed with the Securities and Exchange Commission ("SEC") all material forms, statements, reports and documents required to be filed by it under each of the Securities Act of 1933, as amended (the "1933 ACT"), the Securities Exchange Act of 1934, as amended (the "1934 ACT"), and the respective rules and regulations thereunder, (a) all of which, as amended, if applicable, complied when filed in all material respects with all applicable requirements of the appropriate Act and the rules and regulations thereunder, and (b) none of which, as amended, if applicable, contains any untrue statement of material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

            5.5. REGISTRATION STATEMENT. A registration statement on Form S-1 (File No. 333- 28027) (the "REGISTRATION STATEMENT") has been filed by PalEx with the SEC and declared effective under the Act. 60% of the shares of PalEx Common Stock issued in the Merger shall be issued under the Registration Statement (the "REGISTERED SHARES"), and the SEC has not issued an order preventing or suspending the use of any prospectus included in the Registration Statement nor, to the knowledge of PalEx, instituted proceedings for that purpose.

Salinas MerPool Agmt.01
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                                     -18-

            5.6.  TAX REORGANIZATION REPRESENTATIONS.

            (a) Prior to the Merger, PalEx will be in control of Sonoma Pacific within the meaning of Section 368(c) of the Code.

            (b) PalEx has no plan or intention to cause the Surviving Corporation to issue additional shares of its stock that would result in PalEx losing control of the Surviving Corporation within the meaning of
      Section 368(c) of the Code.

            (c) PalEx has no plan or intention to reacquire any of its stock issued in the Merger.

            (d) PalEx has no plan or intention to liquidate the Surviving Corporation; to merge the Surviving Corporation with or into another corporation; to sell or otherwise dispose of the stock of the Surviving Corporation except for transfers of stock to another corporation controlled by PalEx; or to cause the Surviving Corporation to sell or otherwise dispose of any of its assets, except for dispositions made in the ordinary course of business or transfers of assets to a corporation controlled by PalEx.

            (e) Following the Merger, PalEx's intention is that the Surviving Corporation will continue the historic business of the Company or use a significant portion of the historic business assets of the Company in a business.

            (f) PalEx does not own, nor has it owned during the past five years, any shares of the stock of the Company.

            (g) Each of PalEx and Sonoma Pacific is undertaking the Merger for a bona fide business purpose and not merely for the avoidance of federal income tax.

            (h) PalEx is not an investment company as defined in Section 368(a)(2)(F)(iii) and (iv) of the Code.

            (i) If any payment of cash is made in lieu of fractional shares of PalEx Common Stock, such payment would be made solely for the purpose of avoiding the expense and inconvenience to PalEx of issuing fractional shares and does not represent separately bargained-for consideration.

Salinas MerPool Agmt.01
073097;1705

            5.7. DISCLOSURE. PalEx has fully provided the Stockholders or their representatives with all the information that the Stockholders have requested in analyzing whether to consummate the Merger. None of the information so provided nor any representation or warranty of PalEx contained in this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

                                  ARTICLE VI
                              CERTAIN COVENANTS

            6.1. RELEASE FROM GUARANTEES. PalEx shall use its commercially reasonable best efforts to have the Stockholders released from the personal guarantees of the Company's indebtedness identified in SCHEDULE 6.1. PalEx hereby agrees to indemnify each such Stockholder and hold such Stockholder harmless for any amounts that such Stockholder is required to pay in connection with the enforcement of any obligations under such personal guarantees after the Closing, including without limitation any reasonable attorneys' fees and expenses incurred in connection therewith.

            6.2. FUTURE COOPERATION; TAX MATTERS. The Stockholders and PalEx shall each deliver or cause to be delivered to the other following the Effective Time such additional instruments as the other may reasonably request for the purpose of fully carrying out this Agreement. The Stockholders will cooperate and use their commercially reasonable best efforts to have the present officers, directors and employees of the Company cooperate with PalEx and/or Sonoma Pacific at and after the Effective Time in furnishing information, evidence, testimony and other assistance in connection with any actions, proceedings, arrangements or disputes of any nature with respect to matters pertaining to all periods prior to the Effective Time. The Stockholders will cooperate with the Company in the preparation of all tax returns covering the period from the beginning of the Company's current tax year through the Closing. In addition, PalEx will provide the Stockholders with access to such of its books and records as may be reasonably requested by the Stockholders in connection with federal, state and local tax matters relating to periods prior to the Closing.

Salinas MerPool Agmt.01
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                                     -20-

            6.3. EXPENSES. PalEx will pay the fees, expenses and disbursements of PalEx and its agents, representatives, accountants and counsel incurred in connection with the execution, delivery and performance of this Agreement and any amendments thereto. The Stockholders and Principals will pay the fees, expenses and disbursements of the Stockholders and the Principals and their respective agents, representatives, financial advisors, accountants and counsel incurred in connection with the execution, delivery and performance of this Agreement and any amendments hereto.

            6.4. LEGAL OPINION. At the Closing, the Company shall cause its legal counsel, Greene Radovsky Maloney & Share LLP, to deliver to PalEx a legal opinion in the form of EXHIBIT 6.4.

            6.5.  DISTRIBUTION OF TAXES ON COMPANY EARNINGS.

            (a) The Company shall distribute to the Stockholders an amount equal to the income taxes payable by the Stockholders in accordance with Subchapter S of the Code on the Company's taxable income for the period from January 1, 1997 through the Closing Date (the "INTERIM TAX PERIOD"), which income taxes shall be calculated based on an assumed combined state and federal income tax rate of 46.4% (the "ASSUMED TAX RATE"). At the Closing, the Stockholders and PalEx shall in good faith calculate the Company's taxable income from January 1, 1997 through June 30, 1997 and calculate and distribute to each Stockholder (i) the income taxes payable by such Stockholder with respect to such income at the Assumed Tax Rate, less (ii) the amount of all distributions to such Stockholder during or with respect to the Interim Tax Period. As promptly as practicable after the Closing, the Stockholders and PalEx shall in good faith calculate the Company's taxable income for the entire Interim Tax Period and distribute to each Stockholder (A) the income taxes payable by such Stockholder with respect to such income at the Assumed Tax Rate, less (B) the amount of all distributions to such Stockholder during or with respect to the Interim Tax Period, including, without limitation, any distributions to such Stockholder in accordance with the immediately preceding sentence.

Salinas MerPool Agmt.01
073097;1705

            (b) If the Stockholders and PalEx are unable to mutually agree upon the amount of the distributions by the Company under SECTION 6.4(A), then either the Stockholders or PalEx may notify the other party in writing of the submission of the calculation of the amount of such distributions to Arthur Andersen LLP for final determination, which determination shall be final, conclusive and binding.

                                 ARTICLE VII

                               INDEMNIFICATION

      The Stockholders, Principals, PalEx and Sonoma Pacific each make the following covenants:

            7.1. GENERAL INDEMNIFICATION BY THE STOCKHOLDERS. The Stockholders and the Principals covenant and agree that they, jointly and severally, will indemnify, defend, protect and hold harmless PalEx, Sonoma Pacific and the Company, and their respective officers, directors, employees, stockholders, agents, representatives and affiliates, at all times from and after the date of this Agreement until the Expiration Date from and against all claims, damages, actions, suits, proceedings, demands, assessments, adjustments, costs and expenses (including specifically, but without limitation, reasonable attorneys' fees and expenses of investigation) incurred by any of such indemnified persons as a result of or arising from (a) any breach of the representations and warranties of the Stockholders or the Principals set forth herein or in the Schedules or certificates delivered in connection herewith, (b) any breach or nonfulfillment of any covenant or agreement on the part of the Stockholders, the Principals or the Company under this Agreement, and (c) all income Taxes payable by the Company for all periods prior to and including the Closing Date, including, without limitation, as a result of the Company's S election being treated as invalid or ineffective for any reason or such election being revoked or terminated prior to the Merger.

            7.2. INDEMNIFICATION BY PALEX. PalEx covenants and agrees that it will indemnify, defend, protect and hold harmless the Stockholders and their agents, representatives, affiliates and employees at all times from and after the date of this Agreement until the Expiration Date from and against all claims, damages, actions, suits, proceedings, demands, assessments,

Salinas MerPool Agmt.01
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                                     -22-
adjustments, costs and expenses (including specifically, but without limitation, reasonable attorneys' fees and expenses of investigation) incurred by any of such indemnified persons as a result of or arising from (a) any breach of the representations and warranties set forth herein or in the Schedules or certificates attached hereto, and (b) any breach or nonfulfillment of any covenant or agreement on the part of PalEx under this Agreement.

            7.3. THIRD PERSON CLAIMS. Promptly after any party hereto (hereinafter the "INDEMNIFIED PARTY") has received notice of or has knowledge of any claim by a person not a party to this Agreement ("THIRD PERSON"), of the commencement of any action or proceeding by a Third Person, the Indemnified Party shall give to the party obligated to provide indemnification pursuant to
SECTION 7.1, or 7.2 hereof (hereinafter the "INDEMNIFYING PARTY") written notice of such claim or the commencement of such action or proceeding. Such notice shall state the nature and the basis of such claim and a reasonable estimate of the amount thereof. The Indemnifying Party shall have the right to defend and settle, at its own expense and by its own counsel, any such matter so long as the Indemnifying Party pursues the same diligently and in good faith; PROVIDED, HOWEVER, that the Indemnified Party shall have the right, but not the obligation, to participate at its own expense and with counsel of its own choosing in such defense or any settlement negotiations relating thereto. If the Indemnifying Party undertakes to defend or settle, it shall promptly notify the Indemnified Party of its intention to do so, and the Indemnified Party shall cooperate in all reasonable respects with the Indemnifying Party and its counsel in the defense thereof and in any settlement thereof. Such cooperation shall include, but shall not be limited to, furnishing the Indemnifying Party with any books, records and other information reasonably requested by the Indemnifying Party and in the Indemnified Party's possession or control. After the Indemnifying Party has notified the Indemnified Party of its intention to undertake to defend or settle any such asserted liability, and for so long as the Indemnifying Party diligently pursues such defense, the Indemnifying Party shall not be liable for any additional legal expenses incurred by the Indemnified Party in connection with any defense or settlement of such asserted liability. If the Indemnifying Party desires to accept a final and complete settlement of any such Third Person claim and the Indemnified Party refuses to consent to such settlement, then (a) the Indemnifying Party's liability under this Section with respect to such

Salinas MerPool Agmt.01
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                                     -23-

Third Person claim shall be limited to the amount so offered in settlement by said Third Person, (b) the Indemnified Party shall be entitled to assume the defense of such Third Person claim, and (c) if the Indemnified Party does not assume the defense of such Third Person claim, the Indemnified Party shall reimburse the Indemnifying Party for any additional costs of defense which it subsequently incurs with respect to such claim and all additional costs of settlement or judgment. If the Indemnifying Party does not undertake to defend such matter to which the Indemnified Party is entitled to indemnification hereunder, or fails diligently to pursue such defense, the Indemnified Party may undertake such defense through counsel of its choice, at the cost and expense of the Indemnifying Party, and the Indemnified Party may settle such matter, and the Indemnifying Party shall reimburse the Indemnified Party for the amount paid in such settlement and any other liabilities or expenses incurred by the Indemnified Party in connection therewith, PROVIDED, HOWEVER, that under no circumstances shall the Indemnified Party settle any Third Person claim without the written consent of the Indemnifying Party, which consent shall not be unreasonably withheld.

            7.4.  LIMITATION UPON INDEMNITY.

            (a) Neither the Stockholders, the Principals nor PalEx shall be entitled to indemnification from the other under the provisions of this
      ARTICLE VII until such time as, and to the extent that, the claims subject to indemnification by such party exceed, in the aggregate, $7,500.

            (b) The aggregate indemnification obligations of the Stockholders and the Principals under this ARTICLE VII shall be limited to $750,000.

            (c) THE RIGHTS TO INDEMNIFICATION UNDER THIS ARTICLE VII INCLUDE RIGHTS TO INDEMNIFICATION FOR THE RESULTS OF AN INDEMNIFIED PARTY'S ACTUAL OR ALLEGED NEGLIGENCE, IF SUCH INDEMNIFIED PARTY WOULD OTHERWISE BE ENTITLED TO INDEMNIFICATION HEREUNDER.

                                 ARTICLE VIII
                             POOLING-OF-INTERESTS

Salinas MerPool Agmt.01
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                                     -24-

                    ACCOUNTING AND INTENDED TAX TREATMENT

            8.1. EXECUTION OF DOCUMENTS NECESSARY FOR POOLING TREATMENT. If required, the Stockholders and the President or Chief Financial Officer of the Company will execute any documentation reasonably required by PalEx's independent public accountants to enable PalEx to account for the Merger as a pooling-of-interests.

            8.2. RESTRICTIONS ON RESALE. PalEx has informed the Stockholders that PalEx intends to account for the Merger as a pooling-of-interests under Opinion No. 16. PalEx has also informed the Stockholders that its ability to account for the Merger as a pooling-of-interests was a material factor considered by PalEx in PalEx's decision to enter into this Agreement. Therefore, pursuant to Opinion No. 16, prior to the publication and dissemination by PalEx of consolidated financial results which include results of the combined operations of the Company and PalEx for at least 30 days on a consolidated basis following the Effective Time, the Stockholders shall not sell, offer to sell, or otherwise transfer or dispose of, any shares of the PalEx Common Stock received by Stockholders, engage in put, call, short-sale, straddle or similar transactions, or in any other way reduce the Stockholders' risk of owning shares of PalEx. The certificates evidencing the PalEx Common Stock to be received by the Stockholders will bear a legend substantially in the form set forth below:

      THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED, AND THE ISSUER SHALL NOT BE REQUIRED TO GIVE EFFECT TO ANY ATTEMPTED SALE, TRANSFER OR ASSIGNMENT, PRIOR TO THE PUBLICATION AND DISSEMINATION OF FINANCIAL STATEMENTS BY THE ISSUER WHICH INCLUDE THE RESULTS OF AT LEAST 30 DAYS OF COMBINED OPERATIONS OF THE ISSUER AND THE COMPANY ACQUIRED BY THE ISSUER FOR WHICH THESE SHARES ARE ISSUED. UPON THE WRITTEN REQUEST OF THE HOLDER OF THIS CERTIFICATE, THE ISSUER WILL REMOVE THIS RESTRICTIVE LEGEND WHEN THIS REQUIREMENT HAS BEEN MET.

            8.3. TAX-FREE REORGANIZATION. PalEx and the Stockholders are entering into this Agreement with the intention that the Merger qualify as a tax-free reorganization for federal income

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tax purposes, except to the extent of any "boot" received, and the Stockholders will not take any actions that disqualify the Merger for such treatment.

                                  ARTICLE IX

             FEDERAL SECURITIES ACT AND CONTRACTUAL RESTRICTIONS
                            ON PALEX COMMON STOCK

            9.1. COMPLIANCE WITH LAW. The Stockholders acknowledge that 40% of the shares of PalEx Common Stock to be delivered to the Stockholders pursuant to this Agreement (the "RESTRICTED SHARES") have not been and will not be registered under the 1933 Act and therefore may not be resold without compliance with the 1933 Act. The Restricted Shares are being acquired by the Stockholders solely for their own account, for investment purposes only, and with no present intention of distributing, selling or otherwise disposing of them in connection with a distribution. The Stockholders covenant, warrant and represent that none of the Restricted Shares will be offered, sold, assigned, pledged, hypothecated, transferred or otherwise disposed of except after full compliance with all of the applicable provisions of the Act and the rules and regulations of the SEC. Certificates representing the Restricted Shares shall bear the following legend in addition to the legend under ARTICLE VIII:

      THE SHARES REPRESENTED BY THIS CERTIFICATE WERE NOT ISSUED IN A TRANSACTION REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("SECURITIES ACT"), OR ANY APPLICABLE STATE SECURITIES LAWS. THE SHARES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR TRANSFERRED UNLESS SUCH SALE OR TRANSFER IS COVERED BY AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR, IN THE OPINION OF COUNSEL TO THE ISSUER, IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS.

            9.2. ECONOMIC RISK; SOPHISTICATION. The Stockholders are able to bear the economic risk of an investment in the PalEx Common Stock acquired pursuant to this Agreement

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and can afford to sustain a total loss of such investment. The Stockholders have such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of the proposed investment and therefore have the capacity to protect their own interests in connection with their acquisition of the PalEx Common Stock. The Stockholders are "accredited investors," as that term is defined in Regulation D under the 1933 Act. The Stockholders or their respective representatives have had an adequate opportunity to ask questions and receive answers from the officers of PalEx concerning, among other matters, PalEx, its management, its plans for the operation of its business and potential additional acquisitions.

            9.3. RULE 144 AFFILIATES. PalEx, the Stockholders and the Principals acknowledge that immediately following the Effective Time no Stockholder or Principal shall be deemed an "affiliate" of PalEx, as such term is defined for purposes of Rule 144 under the 1933 Act ("RULE 144"), and that it is not currently contemplated that any Stockholder or Principal would subsequently be deemed such an affiliate of PalEx as a result of such Stockholder's power or authority at PalEx, the Surviving Corporation or the Subsidiary.

            9.4. RULE 144 REPORTING. With a view to making available the benefits of certain rules and regulations of the SEC that may permit the sale of PalEx Common Stock to the public without registration, PalEx agrees to use its commercially reasonable efforts to:

      (a) make and keep public information (as such terms are defined in Rule
144) regarding PalEx available;

            (b) file with the SEC in a timely manner all reports and other documents required of PalEx under the 1933 Act and the 1934 Act; and

            (c) so long as a Stockholder owns any restricted shares of PalEx Common Stock, furnish to such Stockholder upon written request a written statement by PalEx as to its compliance with the reporting requirements of Rule 144, the 1933 Act and the 1934 Act, a copy of the most recent annual or quarterly report of PalEx, and such other reports and documents so filed as such Stockholder may reasonably request in availing itself of any rule or regulation of the SEC allowing such Stockholder to sell any such shares without registration.

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            9.5. CONSENT TO SELL REGISTERED SHARES UNDER PROSPECTUS. PalEx
hereby consents to the Stockholders publicly reselling the Registered Shares they receive in the Merger pursuant to the prospectus contained in the Registration Statement, as such prospectus may be amended or supplemented from time to time. PalEx shall use its commercially reasonable best efforts to maintain the effectiveness of the Registration Statement until the earlier of
(a) two years after the Effective Time and (b) the first date on which the Stockholders no longer hold any shares of PalEx Common Stock; PROVIDED, HOWEVER, that the Stockholders acknowledge and agree that PalEx will be required in accordance with the 1933 Act and the rules and regulations thereunder to file with the SEC amendments and supplements to the Registration Statement from time to time to maintain the effectiveness of the Registration Statement, which amendments and supplements PalEx agrees to file as promptly as commercially practicable after the Registration Statement becomes stale or as may otherwise be required pursuant to the 1933 Act and the rules and regulations thereunder.

                                  ARTICLE X

                                MISCELLANEOUS

            10.1. SUCCESSORS AND ASSIGNS. This Agreement and the rights of the parties hereunder may not be assigned (except by operation of Law) and shall be binding upon and shall inure to the benefit of the parties hereto, the successors of PalEx, Sonoma Pacific and the Company, and the heirs and legal representatives of the Stockholders.

            10.2. ENTIRE AGREEMENT. This Agreement (including the Schedules, exhibits and annexes attached hereto) and the documents delivered pursuant hereto constitute the entire agreement and understanding among the Stockholders, the Company, Sonoma Pacific and PalEx and supersede any prior agreement and understanding relating to the subject matter of this Agreement. This Agreement may be modified or amended only by a written instrument executed by the Stockholders and the Company, Sonoma Pacific and PalEx, acting through their respective officers, duly authorized by their respective Boards of Directors.

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            10.3. COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument.

            10.4. BROKERS AND AGENTS. Each party represents and warrants that it employed no broker or agent in connection with this transaction and agrees to indemnify the other against all loss, cost, damages or expense arising out of claims for fees or commissions of brokers employed or alleged to have been employed by such indemnifying party.

            10.5. NOTICES. All notices and communications required or permitted hereunder shall be in writing and may be given by depositing the same in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, or by delivering the same in person to an officer or agent of such party, as follows:

            (a) If to PalEx or Sonoma Pacific, addressed to them at:

                              PalEx, Inc.
                              3555 Timmons Lane, Suite 610
                              Houston, Texas 77027
                              Attn: Vance K. Maultsby, Jr.

                                       and
                                    Edward E. Rhyne

            (b) If to the Stockholders or the Principals, addressed to them, respectively, at:

                              The Gibson 1982 Revocable Trust
                              c/o Mr. and Mrs. Gregg Gibson
                              47 South Oak
                              San Anselmo, CA  94960

                              Gregg C. Gibson
                              47 South Oak
                              San Anselmo, CA  94960

                              The Ekedahl 1981 Revocable Trust
                              c/o Mr. and Mrs. Robert Ekedahl
                              1325 Bay Laurel Drive
                              Menlo Park, CA 94025

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
                              Robert D. Ekedahl
                              1325 Bay Laurel Drive
                              Menlo Park, CA 94025

                        With a copy to:

                       Greene Radovsky Maloney & Share LLP

                              Four Embarcadero Center
                              Suite 4000
                              San Francisco, CA 94111-1400
                              Attention: Richard L. Greene, Esq.

or such other address as any party hereto shall specify pursuant to this SECTION
10.5 from time to time.

            10.6. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties set forth in ARTICLE IV and ARTICLE V shall survive the Closing for a period of 12 months from the Closing Date (the "EXPIRATION DATE"), except that the representations and warranties set forth in
SECTION 4.15 hereof shall survive until such time as the limitations period has run for all tax periods ended prior to the Closing Date, which shall be deemed to be the Expiration Date for SECTION 4.15.

            10.7. EXERCISE OF RIGHTS AND REMEDIES. Except as otherwise provided herein, no delay of or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after that waiver.

            10.8. TIME OF ESSENCE. Time is of the essence with respect to this Agreement.

            10.9. REFORMATION AND SEVERABILITY. In case any provision of this Agreement shall be invalid, illegal or unenforceable, it shall, to the extent possible, be modified in such manner as to be valid, legal and unenforceable, but so as to most nearly retain the intent of the parties, and if such modification is not possible, such provision shall be severed from this Agreement, and in either

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case, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

               [THE REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

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      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                              PALEX, INC.

                              By:    /s/ VANCE K. MAULTSBY
                              Name:  Vance K. Maultsby
                              Title: President and Chief Executive Officer


                              SONOMA PACIFIC COMPANY.

                              By:    /s/ EDWARD RHYNE
                              Name:  Edward Rhyne
                              Title: Secretary


                              SALINAS PACIFIC COMPANY

                              By:    /s/ GREGG C. GIBSON
                              Name:  Gregg C. Gibson
                              Title: President

                              THE EKEDAHL 1981 REVOCABLE TRUST

                              By:    /s/ GREGG C. GIBSON

                                     Gregg C. Gibson, Trustee

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                              By:    N/A
                                     Diana Ekedahl, Trustee


                                     THE GIBSON 1982 REVOCABLE TRUST

                              By:    /s/ GREGG C. GIBSON
                                     Gregg C. Gibson, Trustee

                              By:    N/A
                                     Judith Gibson, Trustee

                                     /s/ GREGG C. GIBSON
                                     Gregg C. Gibson, Individually

                                     /s/ GREGG C. GIBSON, ATTY IN FACT
                                     Robert D. Ekedahl, Individually

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